UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(866) 779-7641
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mallun Yen to the Board of Directors

On April 7, 2017, the Board of Directors elected Mallun Yen to the Board of Directors as a Class I director until the annual meeting in 2018, effective as of the same day. The Company is aware of no arrangement or understanding between Ms. Yen and any other person pursuant to which she was appointed as a director. There are no family relationships between Ms. Yen and any director or executive officer of the Company. Ms. Yen has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Ms. Yen will continue in her role as Executive Vice President of the Company until September 1, 2017. Notwithstanding her status as an employee, the Board has determined that Ms. Yen will participate in the compensation program for non-employee directors as described in the Company’s 2016 annual proxy statement filed with the Securities and Exchange Commission on May 27, 2016. Accordingly, Ms. Yen will receive an initial restricted stock unit award with a target value of $175,000 upon her election to the Board.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by RPX Corporation dated April 12, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RPX Corporation

		By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
Chief Executive Officer

Date:	April 12, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by RPX Corporation dated April 12, 2017